UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 14, 2012, SS&C Technologies Holdings Europe S.A.R.L. (“SS&C Sarl”), a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of SS&C Technologies Holdings, Inc. (“SS&C”), entered into a cooperation agreement (the “Cooperation Agreement”) with GlobeOp Financial Services S.A. (“GlobeOp”), a Luxembourg sociéte anonyme. Pursuant to the Cooperation Agreement, SS&C Sarl announced pursuant to Rule 2.7 of the City Code on Takeovers and Mergers the terms of a recommended cash offer under which SS&C, acting through SS&C Sarl, would acquire the entire issued and to be issued share capital of GlobeOp for 485 pence per share (the “Offer”). The full terms of, and conditions to, the Offer are set forth in the offer document issued by SS&C Sarl on March 26, 2012 (the “Offer Document”).

On May 15, 2012, SS&C issued a press release relating to the Offer announcing that as of 1:00 p.m. (London time) on May 14, 2012, SS&C Sarl had received valid acceptances of the Offer in respect of 82,663,536 GlobeOp shares, representing approximately 76.8 percent of the existing issued share capital of GlobeOp. Accordingly, the Acceptance Condition has now been satisfied and the Offer is unconditional as to acceptances.

The Offer, which remains subject to the terms and conditions set out in the Offer Document, including a number of outstanding regulatory clearances, will remain open until further notice and at least 14 days’ notice will be given prior to the closing of the Offer.

As previously reported on April 3, 2012, SS&C Sarl has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, the Financial Industry Regulatory Authority has now granted approval of an indirect change in ownership of GlobeOp Markets Limited.

A copy of the full press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, issued on May 15, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 15, 2012	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued on May 15, 2012 (furnished herewith)